[drugstore.com logo]

FOR IMMEDIATE RELEASE

Contact:

drugstore.com, inc. Investor Relations:

Judith McGarry Chris Danne or Brinlea Johnson

415-971-2900 415-217-5865 or 415-269-2645

jmcgarry@drugstore.com chris@blueshirtgroup.com brinlea@blueshirtgroup.com

drugstore.com, inc. Announces Private Equity Financing

BELLEVUE, WA -- March 2, 2005 - drugstore.com, inc. (the "Company") (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced that it closed a private sale of 10 million shares of common stock to a New York-based private investment partnership for $26 million in cash.

"As we highlighted during our fourth quarter earnings call, 2005 will be an investment year -- in our brand, in marketing and in technology -- which we believe will create an even stronger, profitable company," said chief financial officer Bob Barton. "This financing will help us make these investments while further strengthening our balance sheet."

Under the terms of the agreement, the investor agreed to a one year lock-up of the purchased shares, and the Company has agreed to file a registration statement covering the resale of those shares. The Company intends to use the proceeds from the sale of these shares for general corporate purposes, including (but not limited to) investments in marketing and in technology.

For additional details on this transaction, please refer to the Company's related filing with the SEC on Form 8K.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

This press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, the company's limited operating history, difficulties establishing our brand and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K and 10-Q and the Form 8-K filed with the SEC on October 15, 2004. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.